SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2004

CEPHEID, INC.

(Exact name of the Registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-30755	77-0441625

(Commission File Number)	(IRS Employer Identification No.)

904 Caribbean Drive, Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.

     On January 13, 2004, Cepheid, Inc. announced that Gerald S. Casilli has resigned from Cepheid’s Board of Directors. On January 6, 2004, Mr. Casilli tendered his resignation for personal reasons. On January 9, 2004, at a Board meeting, the Board appointed Hollings Renton to the Audit Committee, and Cristina Kepner as Chairman of the Audit Committee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID, INC.

Date: January 13, 2004	By:	/s/ John R. Sluis

John R. Sluis Vice President of Finance & Chief Financial Officer